Exhibit 10.2

FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of the Effective Date (as hereinafter defined), by and between Reksuh Acquisition, LLC, a Nebraska limited liability company (“Purchaser”), and Southland Holdings, LLC, a Texas limited liability company and or its subsidiaries (“Seller”). The “Effective Date” of this Amendment shall be the date this Amendment is fully executed by the last of Purchaser and Seller to sign.

WITNESSETH:

WHEREAS, Seller and Purchaser are parties to that certain Real Estate Purchase Agreement, dated as of May 7, 2024 (the “Purchase Agreement”), with respect to that certain real property referred to in the Purchase Agreement as the Grapevine Property, Alvarado Property and Coraopolis Property, all as more particularly described in the Purchase Agreement.

WHEREAS, Seller and Purchaser desire to amend the Purchase Agreement upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements, conditions and indemnities contained in this Amendment, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1. Capitalized Terms. All capitalized terms as used herein shall have the same meaning set forth in the Purchase Agreement, except as otherwise specifically provided herein.

2. Purchase Price. The Purchase Price (as defined in Section 2.1 of the Purchase Agreement) is hereby reduced to Forty-Two Million Five Hundred Thousand and No/100 Dollars ($42,500,000.00).

3. Initial Base Rent. The Initial Base Rent (as defined in Section 4.1(a)(iv) of the Purchase Agreement) is hereby increased to $3,780,000.

4. Put Right. The following is hereby added as Section 4.1(a)(ix) of the Purchase Agreement:

“Landlord’s Put Right. Landlord shall have the option to require that the Tenant purchase all of the Property from Landlord on the last day of the fifth (5th) Lease Year (“Put Closing Date”) upon the terms and conditions set forth herein (the “Put Right”). Landlord may exercise its Put Right by providing written notice to Tenant at least one hundred eighty (180) days prior to the Put Closing Date. Failure to timely exercise such Put Right shall be deemed a waiver of the Put Right. In the event Landlord exercises the Put Right, Tenant shall close on the acquisition of the Property no later than the Put Closing Date and shall pay a purchase price of $52,513,000.00 (the “Put Purchase Price”). The terms of the purchase shall be generally consistent with the terms of this Agreement as further outlined in the Lease.”

5. Due Diligence Period. The parties agree the Due Diligence Period will commence as of the Effective Date of this Amendment and will expire in forty-five (45) days.

6. Closing Date. The parties further agree the Closing Date shall not be later than thirty (30) days after the expiration of the Due Diligence Period or five (5) days after the satisfaction of the contingencies set forth in Section 4.1 of the Purchase Agreement, whichever is later.

7. Miscellaneous.

A. Except as specifically amended pursuant to the terms of this Amendment, the terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Amendment and any terms of the Purchase Agreement, the terms of this Amendment shall govern and prevail.

B. This Amendment contains the entire agreement between the parties relating to the subject matters contained herein. Any prior representations or statements concerning the subject matters herein shall be of no force or effect. This Amendment shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning.

C. This Amendment may be executed in two (2) or more counterparts, and by electronic transmissions, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank. Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the later of the dates set forth below.

SELLER:

Southland Holdings, LLC, a Texas limited liability company

By:

Name:

Title:

Date:

PURCHASER:

Reksuh Acquisition, LLC, a Nebraska limited liability company

By:	Goldenrod Club, LLC, a Nebraska limited liability company, Sole Member

By:	Goldenrod Companies, LLC, a Nebraska limited liability company, Sole Member

By:
Name:	Zachary A. Wiegert
Title:	Manager

Date:

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